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                              Exhibit 23.1

                      INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in post-effective Amendment No. 1 to Registration Statement No. 33-7053 on Form S-8 and in Registration Statement No. 33-44700 on Form S-8 of our report Dated December 23, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to Santa Fe Gaming Corporation's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of Santa Fe Gaming Corporation for the year ended September 30, 1998.

Deloitte & Touche LLP
Las Vegas, Nevada
December 28, 1998


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